Exhibit 3.3


                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:01 AM 08/14/2001
                                                         010380295 - 2016838




                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                        NEUROTECH DEVELOPMENT CORPORATION
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a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:
FIRST:  That a meeting of the board of Directors of NEUROTECH
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DEVELOPMENT CORPORATION
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resolutions were duly adopted setting forth a proposed amendment of the
Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ARTICLE FOURTH" so that, as amended,
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said Article shall be and read as follows:
"THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO
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ISSUE IS 200,000,000 WITH A PAR VALUE OF $.01 PER SHARE
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SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said NEUROTECH DEVELOPMENT CORPORATION
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has caused this certificate to be signed by
BERNARD ARTZ, an Authorized Officer,
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this 25TH day of JULY, 2001.
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                                  By:   /s/ Bernard Artz
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                                                 Authorized Officer
                               Title: CHAIRMAN AND CHIEF EXECUTIVE OFFICER
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                                Name:   BERNARD ARTZ
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